EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Medical Nutrition USA, Inc.

We consent to the incorporation by reference to the Registration Statements on Form S-8 (No. 333-134678) of our report dated April 28, 2008, with respect to the financial statements of Medical Nutrition USA, Inc. included in the Annual Report on Form 10-KSB for the year ended January 31, 2008.

/s/ Amper, Politziner & Mattia, P.C.

April 28, 2008
Hackensack, New Jersey